EXHIBIT 21


                 ZENITH ELECTRONICS CORPORATION SUBSIDIARIES




                                             State or Other
                                             Jurisdiction of Incorporation
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Cableproductos de Chihuahua, S.A. de C.V.            Mexico
Electro Partes de Matamoros, S.A. de C.V.            Mexico
Interocean Advertising Corporation                   New York
Interocean Advertising Corporation of California     California
Interocean Advertising Corporation of Illinois       Illinois
Productos Magneticos de Chihuahua, S.A. de C.V.      Mexico
Partes de Television de Reynosa, S.A. de C.V.        Mexico
Radio Componentes de Mexico, S.A. de C.V.            Mexico
Telson, S.A. de C.V.                                 Mexico
Zenco de Chihuahua, S.A. de C.V.                     Mexico
Zenith Distributing Corporation of Illinois          Illinois
Zenith Distributing Corporation of New York          New York
Zenith Distributing Corporation-West                 California
Zenith Distributing Corporation of Arizona           Arizona
Zenith Electronics Corporation of Pennsylvania       Pennsylvania
Zenith Electronics Corporation of Texas              Texas
Zenith Electronics (Europe) Limited                  England
Zenith Electronics (Ireland) Limited                 Ireland
Zenith/Inteq, Inc.                                   Delaware
Zenith Microcircuits Corporation                     Delaware
Zenith Radio Canada Ltd/Zenith Radio Canada Ltee     Canada
Zenith Taiwan Corporation                            Taiwan
Zenith Video Tech Corporation                        Delaware
Zenith Video Tech Corporation-Florida                Delaware
Zentrans, Inc.                                       Delaware
Zenith Finance Corporation                           Delaware


* All subsidiaries are wholly-owned by Zenith Electronics Corporation except for Radio Componentes de Mexico, S.A. de C.V. which is a wholly-owned subsidiary of Cableproductos de Chihuahua S.A. de C.V.